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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-92281 and No. 333-42722) of HealthCentral.com of our reports dated February 9, 2001, relating to the consolidated financial statements, which appear in this Form 10-K/A. We also consent to the incorporation by reference of our report dated February 9, 2001 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
April 27, 2001